EXHIBIT 11.5

EXFO INC.
(the “Corporation”)

AUDIT COMMITTEE CHARTER (“Charter”)

I.	Purpose

The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by the Corporation to its stockholders, the public and others, (b) the Corporation’s compliance with legal and regulatory requirements, (c) the external auditors’ qualifications, independence and performance, and (d) the performance of the Corporation’s internal audit functions if any.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. It oversees the accounting and financial reporting process of the Corporation by external auditors. Members of the Audit Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditors.

II.	Composition

The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, NASDAQ and any other regulatory requirements.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Human Resource Committee, in the best interests of the Corporation and its shareholders.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

III.	Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with the external auditors and the Legal Counsel in separate private sessions to discuss any matters that the Audit Committee of each of these groups believe should be discussed privately.

The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting.

The chair shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee as well as each other director in advance of the meeting.

Updated on October 8th, 2014

IV.	Authority and Responsibilities

In recognition of the fact that the external auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to nominate, evaluate and, where appropriate, replace the external auditors (or to nominate the external auditors for stockholder approval), and shall approve all audit compensation fees and terms and all non-audit engagements with the external auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

With respect to the external auditors:

1.
Be directly responsible for recommending the nomination, compensation, retention and oversight of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2.
Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the external auditors and (b) all non-audit services to be provided by the external auditors as permitted by Section 10A of the Securities Exchange Act and any other regulatory requirements, and in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required by applicable regulatory requirements.

3.	Review on an annual basis the performance of the external auditors including the lead audit partner.

4.	Review the Corporation’s financial statements, MD&A and annual and earnings (profit or loss) press releases before the Corporation publicly discloses this information.

5.	Ensure that the external auditors submit directly to the Audit Committee, on an annual basis, a formal written statement consistent with Independence Standards Board Standard No. 1.

6.
Actively discuss with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and satisfy itself as to the external auditors’ independence.

7.	Take, or recommend that the full board take, appropriate action to oversee the independence of the external auditor.

8.
Confirm that the lead audit partner and the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation for each of the five previous fiscal years, taking into account years prior to adoption of S/O Act.

9.	Review all reports required to be submitted by the external auditors to the Audit Committee under Section 10A of the Securities Exchange Act and any other regulatory requirements.

10.	Review, based upon the recommendation of the external auditors and management, the scope and plan of the work to be done by the external auditors.

Updated on October 8th, 2014

With respect to the annual financial statements:

11.
Review and discuss with management and the external auditors the Corporation’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the external auditors’ audit of the annual financial statements prior to submission to stockholders, any government body, any stock exchange or the public.

12.	Discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

13.
Recommend to the Board, if appropriate, that the Corporation’s annual audited financial statements be included in the Corporation’s annual report on Form 20-F or 40-F for filing with the Securities and Exchange Commission and with any other regulatory authorities.

With respect to quarterly financial statements:

14.
Review and discuss with management the Corporation’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the external auditors’ review of the quarterly financial statements, prior to submission to stockholders, any government body, any stock exchange or the public.

With respect to annual reviews:

15.
Obtain and review an annual report from management relating to the accounting principles used in the preparation of the Corporation’s financial statements, including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof. If requested, discuss with management and the external auditors any issues regarding accounting principles used by the Corporation.

With respect to periodic reviews:

16.
Periodically review separately with each of management and the external auditors (a) any significant disagreement between management and the external auditors in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

17.
Periodically discuss with the external auditors, without management being present, (a) their judgments about the quality and appropriateness of the Corporation’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Corporation’s financial statements.

18.
Consider and approve, if appropriate, significant changes to the Corporation’s accounting principles and financial disclosure practices as suggested by the external auditors or management.  Review with the external auditors and management, at appropriate intervals, the extent to which any changes in accounting principles or financial disclosure practices, as approved by the Audit Committee, have been implemented.

19.
Review and discuss with management, the external auditors and the Corporation’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Corporation’s financial statements, including applicable changes in accounting standards or rules.

Updated on October 8th, 2014

With respect to discussions with management:

20.
Review and discuss with management the Corporation’s earnings press releases, including the use of “Pro forma” or “Adjusted” non-GAAP information as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions maybe done generally (i.e., discussion of the types of information to be disclosed and the types of presentation to be made).

21.
Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

22.	Review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures.

With respect to internal controls and disclosure controls and procedures:

23.
In consultation with the external auditors, review the adequacy to the Corporation’s internal controls and disclosure controls and procedures designed to insure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs for support of internal controls and disclosure controls and procedures.

24.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding the questionable accounting or auditing matters.

25.
Review, when required by regulation, (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Corporation’s internal controls for financial reporting and (ii) the external auditor’s attestation, and report, on the assessment made by management.

Other:

26.	Review and approve all related-party transactions.

27.
Review and approve (a) any change or waiver in the Corporation’s “Code of Ethics for our Principal Executive Officer and Senior Financial Officers” and (b) any disclosure regarding such change or waiver.

28.
Establish a policy addressing the Corporation’s hiring of employees or former employees of the external auditors who were engaged on the Corporation’s account that provides as a minimum that the positions of CEO, CFO, Chief Accounting Officer, Controller or any person serving in an equivalent position cannot be filled by a person employed by the external auditor and that participated in the audit of the Corporation during the preceding twelve month period.

29.	Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

30.
Report regularly to the Board. Review with the full Board any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditors.

Updated on October 8th, 2014

31.	Perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.	Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or external auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of compensation to the external auditors for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.

Updated on October 8th, 2014